NU SKIN ENTERPRISES, INC.
SECOND AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
MASTER
STOCK OPTION AGREEMENT

        This Master Stock Option Agreement (the “Agreement”) is made effective as of August ___, 200_ (the “Effective Date”), to                                    (the “Optionee”) under the Nu Skin Enterprises, Inc. Second Amended and Restated 1996 Stock Incentive Plan (the “Plan”) by Nu Skin Enterprises, Inc., a Delaware corporation (“Nu Skin Enterprises”), under authority of the Plan Committee (the “Committee”). Capitalized terms used herein without definition and defined in the Plan have the same meanings as provided in the Plan. For purposes of this Agreement, the term “Company” shall refer collectively to Nu Skin Enterprises and all of its Subsidiaries. The term “Key Employee Covenants” shall mean the Key Employee Covenants executed by the Optionee as they may be amended or replaced from time to time.

      1.      MASTER AGREEMENT. This Agreement is a Master Agreement and the terms of each stock option grant set forth in any Stock Option Schedule hereto shall be deemed to have been granted pursuant to this Agreement and shall be subject to any and all conditions and provisions set forth in this Agreement as it may be amended from time to time. Each Stock Option Schedule shall incorporate all of the terms and conditions of this Agreement and shall contain such other terms and conditions that the Committee shall establish for the grant of options covered by such Stock Option Schedule. In the event of a conflict between the language of this Agreement and any Stock Option Schedule, the language of the Stock Option Schedule shall prevail with respect to that Stock Option Schedule. In order to be effective, the Stock Option Schedule must be executed by a duly authorized executive officer of the Company. No signature of the Optionee shall be required, and the Optionee's acceptance of the Stock Option Schedule shall be deemed to be his or her acceptance of all the terms and conditions set forth therein. Optionee shall be deemed to have accepted the Stock Option Schedule (and all of the terms and conditions set forth therein) unless Optionee provides written notice of his or her rejection of the Stock Option Schedule and all of the Options granted thereunder within 20 days after receipt of the Stock Option Schedule.

     2.       OPTION GRANTS. Each Stock Option Schedule shall set forth the number of options (the "Options") that the Committee has granted to Optionee and the effective date of such grant. Such Options are granted as an incentive to work to increase the value of the Company for its stockholders. Each Option shall entitle the Optionee to purchase, on the terms and conditions of this Agreement, the respective Stock Option Schedule and the Plan, one fully paid and non-assessable share of Class A Common Stock, par value $ .001 per share (the "Class A Common Stock"), of Nu Skin Enterprises at the exercise price set forth in the relevant Stock Option Schedule. The Options are subject to all the terms and conditions of the Plan, the Stock Option Schedule and this Agreement.

     3.       NATURE OF OPTION. Each Stock Option Schedule shall designate whether the options granted thereunder are Nonqualifed Stock Options or Incentive Stock Options.

     4.       TERMS AND EXERCISE PERIOD.

             (a)       Options awarded under this Agreement may not be exercised at any time until such Options are vested as provided in Section 5 below.

            (b)        Except as otherwise provided in a Stock Option Schedule or this Agreement, the Options granted hereunder shall terminate on the earlier of (i) the tenth anniversary of the date of the grant of the options as set forth in the Stock Option Schedule, or (ii) the date such Options are fully exercised.

             5.       VESTING. Unless expressly provided otherwise in a Stock Option Schedule, Options granted hereunder shall vest according to the following schedule:

ANNUAL ANNIVERSARY OF EFFECTIVE DATE OF GRANT	VESTED PERCENTAGE
1	25%
2	50%
3	75%
4	100%

      6.       TERMINATION OF SERVICE.

            (a)        In the event the employment of the Optionee is terminated for any reason, all Options that are not vested at the time of termination of employment shall be terminated and forfeited immediately upon termination of employment.

            (b)        Subject to Section 7 below, in the event the employment of the Optionee is terminated for any reason other than the death or disability of the Optionee, then any Options granted hereunder that are vested but unexercised at the time of termination of employment shall terminate immediately upon the earliest to occur of the following: (i) the full exercise of the Options, (ii) the expiration of the Options by their terms, or (iii) 90 days following the date of termination of such employment of the Optionee.

            (c)        Subject to Section 7 below, in the event the employment of the Optionee is terminated as a result of death or disability prior to the termination of the Options, then any Options granted hereunder that are vested but unexercised at the time of death or disability shall terminate immediately upon the earliest to occur of the following: (i) the full exercise of the Options, (ii) the expiration of the Options by their terms, or (iii) one year following the date of death or disability of Optionee. The Options may be exercised, to the extent vested and unexercised at the time of death or disability, as the case may be, by the Optionee, the estate of the Optionee, or the person or persons to whom the Options may have been transferred by will or by the laws of descent and distribution for the period set forth in this Section 6(c).

      7.       FORFEITURE. If at any time during the term of the Options granted pursuant to this Agreement a Forfeiture Event (as defined below) shall occur or be discovered, then all outstanding Options shall immediately terminate in full. If at any time during the Optionee's employment or at any time following Optionee's termination of employment until the later of (i) the twelve-month anniversary of the date Optionee's employment is terminated for any reason, or (ii) the six-month anniversary of the date Optionee exercises Optionee's last remaining Options, a Forfeiture Event occurs, then the Optionee shall pay to the Company an amount equal to the "Option Gain" on any Options exercised during the twelve-month period preceding such Forfeiture Event and any Options exercised following such Forfeiture Event. For purposes hereof, "Option Gain" shall mean the Fair Market Value of a share of the Class A Common Stock on the date of exercise over the Option Price, multiplied by the number of shares purchased upon exercise of the Options. "Forfeiture Event" means the following: (i) conduct related to the Optionee's employment for which either criminal or civil penalties may be sought, (ii) the commission of an act of fraud or intentional misrepresentation, (iii) embezzlement or misappropriation or conversion of assets or opportunities of the Company, (iv) any breach of the non-competition or non-solicitation provisions of the Key Employee Covenants, (v) disclosing or misusing any confidential or proprietary information of the Company in violation of the Key Employee Covenants, or any other non-disclosure agreement with the Company or other duty of confidentiality or the Company's insider trading policy, (vi)

any other material breach of the Key Employee Covenants, or (vii) any other actions of Optionee that the Committee determines in good faith are harmful to the interests of the Company. The Committee, in its sole discretion, may waive, at any time, in writing this forfeiture provision and release the Optionee from liability hereunder. In addition, the Committee may, in its sole discretion, elect to purchase any shares acquired upon exercise of the Option for the exercise price paid by the Optionee in lieu of enforcing payment of the Option Gain with respect to any shares which have not been sold or otherwise transferred by the Optionee.

      8.       STOCK CERTIFICATES. Within a reasonable time after the exercise of an Option and the satisfaction of the Optionee's obligations hereunder, the Company shall cause to be delivered to the person entitled thereto a certificate for the shares purchased pursuant to the exercise of such Option.

      9.       TRANSFERABILITY OF OPTIONS. This Agreement and the Options granted hereunder shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercised, during the lifetime of the Optionee, only by the Optionee.

     10.       EXERCISE OF OPTIONS. Options shall become exercisable at such time, as may be provided herein and shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the person designated by the Committee at the corporate offices of Nu Skin Enterprises. The notice shall specify the number of Options that are being exercised. The exercise price shall be payable on the exercise of the Options and shall be paid in cash, in shares of Class A Common Stock, including shares of Class A Common Stock acquired pursuant to the Plan, part in cash and part in shares, or such other manner as may be approved by the Committee consistent with the terms of the Plan as it may be amended from time to time. Shares of Class A Common Stock transferred in payment of the exercise price shall be valued as of the date of transfer based on the Fair Market Value of the Company's Class A Common Stock, which for purposes hereof shall be considered to be the average closing price of the Company's Class A Common Stock as reported on the New York Stock Exchange for the ten trading days just prior to the date of exercise. Only shares of the Company's Class A Common Stock which have been held for at least six months may be used to exercise the Option.

      11.       NO RIGHTS AS SHAREHOLDER. This Agreement shall not entitle the Optionee to any rights as a stockholder of the Company until the date of the issuance of a stock certificate to the Optionee for shares pursuant to the exercise of Options covered hereby.

      12.       GOVERNING PLAN DOCUMENT. This Agreement incorporates by reference all of the terms and conditions of the Plan as presently existing and as hereafter amended. The Optionee expressly acknowledges and agrees that the terms and provisions of this Agreement are subject in all respects to the provisions of the Plan. The Optionee also hereby expressly acknowledges, agrees and represents as follows:

            (a)        Acknowledges receipt of a copy of the Plan and represents that the Optionee is familiar with the provisions of the Plan, and that the Optionee enters into this Agreement subject to all of the provisions of the Plan.

            (b)        Recognizes that the Committee has been granted complete authority to administer the Plan in its sole discretion and agrees to accept all decisions related to the Plan and all interpretations of the Plan made by the Committee as final and conclusive upon the Optionee and upon all persons at any time claiming any interest through the Optionee in any Option granted hereunder.

             (c)        If Optionee is an executive officer, acknowledges and understands that the establishment of the Plan and the existence of this Agreement are not sufficient, in and of themselves, to exempt the Optionee from the requirements of Section 16(b) of the Exchange Act and any rules or regulations promulgated thereunder and that the Optionee (to the extent Section 16(b) applies to

Optionee) shall not be exempt from such requirements pursuant to Rule 16b-3 unless and until the Optionee shall comply with all applicable requirements of Rule 16b-3, including without limitation, the possible requirement that the Optionee must not sell or otherwise dispose of any share of Class A Common Stock acquired upon exercise of an Option unless and until a period of at least six months shall have elapsed between the date upon which such Option was granted to the Optionee and the date upon which the Optionee desires to sell or otherwise dispose of any share of Class A Common Stock acquired upon exercise of such Option.

            (d)        Acknowledges and understands that the Optionee's use of Class A Common Stock owned by the Optionee to pay the Option Price of an Option could have substantial adverse tax consequences to the Optionee and that the Company recommends the Optionee consult with a knowledgeable tax advisor before paying the Option Price of any Option with Class A Common Stock.

            (e)        Represents that Optionee has received and carefully read a copy of the Prospectus (as defined below) together with the Company's most recent Annual Report to Stockholders. Optionee hereby acknowledges that he or she is aware of the risks associated with the Options and that there can be no assurance the price of the Class A Common Stock will not decrease in the future or that the Options will ever have any value. Optionee hereby acknowledges no representations or statements have been made to Optionee concerning the value or potential value of the Class A Common Stock. Optionee acknowledges that Optionee has relied only on information contained in the Prospectus and that Optionee has received no representations, written or oral, from the Company or its employees, attorneys or agents, other than those contained in the Prospectus or this Agreement. The Prospectus means those materials bearing a legend that such materials constitute a prospectus under the Securities Act of 1933 and the documents incorporated by reference therein. Optionee acknowledges that the Company has made no representations concerning the tax and other effects of this Option and the exercise thereof, and Optionee represents that Optionee has consulted with Optionee's own tax and other advisors concerning the tax and other effects of the Option and the exercise thereof.

       13.       REPRESENTATIONS AND WARRANTIES. As a condition to the exercise of any Option granted pursuant to the Plan, the Company may require the person exercising such Option to make any representations and warranties to the Company that legal counsel to the Company may determine to be required or advisable under any applicable law or regulation, including without limitation, representations and warranties that the shares of Class A Common Stock being acquired through the exercise of such Option are being acquired only for investment and without any present intention or view to sell or distribute any such shares.

      14.       NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the employment or service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company, which rights are hereby expressly reserved, to terminate Optionee's employment or service at any time for any reason, with or without cause except as may otherwise be provided pursuant to a separate written employment agreement.

      15.       WITHHOLDING OF TAXES. The Optionee authorizes the Company to withhold, in accordance with applicable laws and regulations, from any compensation or other payment payable to the Optionee, all federal, state and other taxes attributable to taxable income realized by the Optionee as a result of the grant or exercise of any Options. As a condition to the exercise of any Option, Optionee shall remit to the Company the amount of cash necessary to pay any withholding taxes associated therewith or make other arrangements acceptable to the Company, in the Company's sole discretion, for the payment of any withholding taxes.

      16.       EFFECTIVE DATE OF GRANT. Each Option granted pursuant to this Agreement shall be effective as of the date first written above.

      17.       COMPLIANCE WITH LAW AND REGULATIONS. The obligations of the Company hereunder are subject to all applicable federal and state laws and to the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Class A Common Stock is then listed and any other government or regulatory agency.

      18.       SECTION REFERENCES. The references to Plan sections shall be to the sections as in existence on the date hereof unless an amendment to the Plan specifically provides otherwise.

      19.       QUESTIONS. All questions regarding this Agreement shall be addressed to M. Truman Hunt.

[Intentionally Left Blank]

        IN WITNESS WHEREOF, these parties hereby execute this Agreement to be effective as of the Effective Date.

NU SKIN ENTERPRISES, INC., a Delaware corporation

By:    /s/Steven J. Lund
Its:    Steven J. Lund, President and CEO

Optionee

Optionee's Address